                                                                      EXHIBIT 12

                                 COMPUTATION OF
                     RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                                                                                      YEARS ENDED DECEMBER 31,
                                                                       ----------------------------------------------------------
                                                                       PRO FORMA
                                                                        1994(A)      1994      1993       1992    1991      1990
                                                                       ---------    ------    ------     ------  ------    ------
(IN MILLIONS, EXCEPT RATIOS)
Consolidated operations:
 Income before income tax expense, accounting changes, and
   dividends on preferred securities ...............................      $  952  $  802(b) $  602(c)  $  775   $  678   $  836
 Fixed charges deducted from income
   Interest expense ................................................         569     526       488        516      568      608
   Implicit interest in rents ......................................          16      16        15         13       13       12
   Preferred dividend of subsidiary ................................           -       -         -          -       -         6
                                                                          ------  ------    ------     ------   ------   ------
         Total fixed charges deducted from income ..................         585     542       503        529      581      626
                                                                          ------  ------    ------     ------   ------   ------
         Earnings available for fixed charges ......................      $1,537  $1,344    $1,105     $1,304   $1,259   $1,462
                                                                          ======  ======    ======     ======   ======   ======
 Fixed charges per above ...........................................      $  585  $  542    $  503     $  529   $  581   $  626
 Capitalized interest relating to real estate operations ...........          18      18        15         21       31       39
                                                                          ------  ------    ------     ------   ------   ------
   Total fixed charges .............................................         603     560       518        550      612      665
   Dividends on preferred securities ...............................          41       -         -          -        -        -
                                                                          ------  ------    ------     ------   ------   ------
         Total fixed charges and dividends on preferred securities..      $  644  $  560    $  518     $  550   $  612   $  665
                                                                          ======  ======    ======     ======   ======   ======
         Ratio of earnings to fixed charges ........................         2.5     2.4       2.1        2.4      2.1      2.2
                                                                          ======  ======    ======     ======   ======   ======
         Ratio of earnings to combined fixed charges and preferred
           stock dividends .........................................         2.4     2.4       2.1        2.4      2.1      2.2
                                                                          ======  ======    ======     ======   ======   ======

Consolidated operations, corporate fixed charges and preferred stock dividends only (d):
 Income before income tax expense, accounting changes, and
  dividends on preferred securities ................................      $  952  $  802(b) $  602(c)  $  775   $  678   $  836
 Corporate fixed charges deducted from income
  Corporate interest expense .......................................         164     121       127        134      148      191
                                                                          ------  ------    ------     ------   ------   ------
         Earnings available for fixed charges ......................      $1,116  $  923    $  729     $  909   $  826   $1,027
                                                                          ======  ======    ======     ======   ======   ======
 Total corporate fixed charges per above ...........................      $  164  $  121    $  127     $  134   $  148   $  191
 Capitalized interest related to real estate operations ............          18      18        15         21       31       39
                                                                          ------  ------    ------     ------   ------   ------
   Total fixed charges .............................................         182     139       142        155      179      230
 Dividends on preferred securities .................................          41       -         -          -        -        -
                                                                          ------  ------    ------     ------   ------   ------
         Total fixed charges and dividends on preferred securities..      $  223  $  139    $  142     $  155   $  179   $  230
                                                                          ======  ======    ======     ======   ======   ======
         Ratio of earnings to corporate fixed charges ..............         6.1     6.6       5.1        5.9      4.6      4.5
                                                                          ======  ======    ======     ======   ======   ======
         Ratio of earnings to combined corporate fixed charges and
           preferred stock dividends ...............................         5.0     6.6       5.1        5.9      4.6      4.5
                                                                          ======  ======    ======     ======   ======   ======
American General Finance, Inc.:
 Income before income tax expense and accounting changes ...........      $  392  $  392    $  337     $  250   $  208   $  191
 Fixed charges deducted from income
   Interest expense ................................................         416     416       380        398      440      452
   Implicit interest in rents ......................................          11      11        10          9        9        9
   Preferred dividend of subsidiary ................................           -       -         -          -        -        6
                                                                          ------  ------    ------     ------   ------   ------
         Total fixed charges .......................................         427     427       390        407      449      467
                                                                          ------  ------    ------     ------   ------   ------
         Earnings available for fixed charges ......................      $  819  $  819    $  727     $  657   $  657   $  658
                                                                          ======  ======    ======     ======   ======   ======
         Ratio of earnings to fixed charges ........................         1.9     1.9       1.9        1.6      1.5      1.4
                                                                          ======  ======    ======     ======   ======   ======

(a) Assuming the American Franklin Company acquisition and the actual and proposed permanent financing of the acquisition had been effective as of January 1, 1994. See American General's Current Report on Form 8-K dated August 23, 1995 incorporated herein by reference.

(b) Includes net realized investment losses of $114 million primarily due to the capital gains offset program. See "Significant Events -- Capital Gains Offset Program" within Item 7 of American General's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 incorporated herein by reference.

(c) Includes $300 million write-down of goodwill. See "Significant Events -- 1993 Significant Events" within Item 7 and Note 1.7 within Item 8 of American General's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 incorporated herein by reference.

(d)      Includes interest expense on American General's real estate debt.

                                 COMPUTATION OF
                     RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                                                                                   SIX
                                                                           MONTHS ENDED JUNE 30,
                                                                       -----------------------------
                                                                        Pro Forma
                                                                         1995(a)      1995      1994
                                                                        ---------    ------     -----

(IN MILLIONS, EXCEPT RATIOS)
Consolidated operations:
 Income before income tax expense and dividends on preferred
   securities ....................................................          $ 573     $ 556(b)   $ 500
 Fixed charges deducted from income
   Interest expense ..............................................            334       339        246
   Implicit interest in rents ....................................              9         9          8
                                                                            -----     -----      -----
         Total fixed charges deducted from income ................            343       348        254
                                                                            -----     -----      -----
         Earnings available for fixed charges ....................          $ 916     $ 904      $ 754
                                                                            =====     =====      =====
 Fixed charges per above .........................................          $ 343     $ 348      $ 254
 Capitalized interest relating to real estate operations .........              9         9          8
                                                                            -----     -----      -----
   Total fixed charges ...........................................            352       357        262
   Dividends on preferred securities .............................             22         3          -
                                                                            -----     -----      -----
         Total fixed charges and dividends on preferred securities          $ 374     $ 360      $ 262
                                                                            =====     =====      =====
         Ratio of earnings to fixed charges ......................            2.6       2.5        2.9
                                                                            =====     =====      =====
         Ratio of earnings to combined fixed charges and preferred
           stock dividends .......................................            2.4       2.5        2.9
                                                                            =====     =====      =====
Consolidated operations, corporate fixed charges and preferred stock dividends only (c):
 Income before income tax expense and dividends on preferred
   securities .....................................................         $ 573     $ 556(b)   $ 500
 Corporate fixed charges deducted from income
   Corporate interest expense .....................................            89        94         60
                                                                            -----     -----      -----
         Earnings available for fixed charges .....................         $ 662     $ 650      $ 560
                                                                            =====     =====      =====
 Total corporate fixed charges per above ..........................         $  89     $  94      $  60
 Capitalized interest related to real estate operations ...........             9         9          8
                                                                            -----     -----      -----
    Total fixed charges ...........................................            98       103         68
    Dividends on preferred securities .............................            22         3          -
                                                                            -----     -----      -----
         Total fixed charges and dividends on preferred securities          $ 120     $ 106      $  68
                                                                            =====     =====      =====
         Ratio of earnings to corporate fixed charges .............           6.8       6.3        8.2
                                                                            =====     =====      =====
         Ratio of earnings to combined corporate fixed charges and
           preferred stock dividends ..............................           5.5       6.1        8.2
                                                                            =====     =====      =====
American General Finance, Inc.:
 Income before income tax expense .................................         $ 195     $ 195      $ 184
 Fixed charges deducted from income
   Interest expense ...............................................           255       255        193
   Implicit interest in rents .....................................             6         6          5
                                                                            -----     -----      -----
         Total fixed charges ......................................           261       261        198
                                                                            -----     -----      -----
         Earnings available for fixed charges .....................         $ 456     $ 456      $ 382
                                                                            =====     =====      =====
         Ratio of earnings to fixed charges .......................           1.7       1.7        1.9
                                                                            =====     =====      =====

----------------
(a) Assuming the American Franklin Company acquisition and the actual and proposed permanent financing of the acquisition had been effective as of January 1, 1994. See American General's Current Report on Form 8-K dated August 23, 1995 incorporated herein by reference.

(b) Includes five months of operations for AFC, which was acquired January 31, 1995.

(c)      Includes interest expense on American General's real estate debt.